EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-          ) pertaining to the First Community Bancshares, Inc. 2004 Omnibus Stock Option Plan of our report dated March 9, 2004, with respect to the consolidated financial statements of First Community Bancshares Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2003, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Charleston, West Virginia
November 8, 2004